Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

(858) 558-2871

ACADIA PHARMACEUTICALS ANNOUNCES $86 MILLION EQUITY FINANCING

—Proceeds to Support Completion of Pimavanserin Phase III Program—

SAN DIEGO, CA December 12, 2012 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD) a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced a private placement equity financing pursuant to which ACADIA will receive gross proceeds of $86.4 million from the sale of its securities. Shares of ACADIA’s common stock will be sold at $4.43 per share, the closing market price on December 11, 2012. The private placement is expected to close on December 17, 2012 and is subject to the satisfaction of customary closing conditions.

The anticipated proceeds from the private placement will be used primarily to support completion of ACADIA’s Phase III pimavanserin program, including its planned confirmatory Phase III pivotal trial in Parkinson’s disease psychosis.

Jefferies & Company, Inc. and Cowen and Company, LLC acted as joint lead placement agents; JMP Securities LLC acted as co-placement agent in the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. ACADIA has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable in connection with the private placement.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson’s disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from discoveries made at ACADIA. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress of clinical trials, and the clinical benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin. In particular, forward-looking statements include statements regarding the expected proceeds from and timing of the closing of the private placement, the use of proceeds from the private placement, including whether the proceeds will be sufficient to fund the completion of the Phase III program for pimavanserin, including the planned confirmatory Phase III pivotal trial, and the anticipated filing of a registration statement to cover resales of common stock issuable in connection with the private placement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, regulatory review and commercialization, including in collaborations with others, the fact that past results of clinical trials may not be indicative of future trial results, and ACADIA’s ability to satisfy the conditions to closing the private placement. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2011 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.